Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:
Mel Stephens
(248) 447-1624

Media:
Andrea Puchalsky
(248) 447-1651

Lear Reports Third-Quarter 2007 Financial Results, Updates Full-Year 2007 Outlook
and Provides Preliminary 2008 Outlook

                  SOUTHFIELD, Mich., November 6, 2007 -- Lear Corporation [NYSE: LEA], one of the world’s largest suppliers of automotive seating systems, electrical distribution systems and electronic products, today reported financial results for the third quarter of 2007, updated its outlook for the full year of 2007 and provided a preliminary outlook for 2008.

Recent Highlights:

•	Reported net sales of $3.6 billion and improved pretax income

•	Achieved positive free cash flow of $91 million

•	Delivered core operating earnings of $170 million, up $70 million

•	Continued progress on global restructuring initiative

•	Awarded new Asian business worth $245 million annually

                For the third quarter of 2007, Lear reported net sales of $3.6 billion and pretax income of $60.1 million, including restructuring costs of $37.3 million and other special items of $8.0 million. For the third quarter of 2006, Lear reported net sales of $4.1 billion and a pretax loss of $65.9 million, including restructuring costs and other special items of $46.1 million.

                Income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) was $170.4 million for the third quarter of 2007. This compares with net sales of $3.3 billion and core operating earnings of $100.1 million, excluding the divested Interior business, for the third quarter of 2006. A reconciliation of core operating earnings to pretax income (loss) as determined by generally accepted accounting principles is provided in the supplemental data pages.

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                “Our financial performance continued to improve in the third quarter as the benefits from on-going operational efficiencies, our global restructuring initiative and new business favorably impacted our bottom line,” said Bob Rossiter, Lear Chairman, CEO and President. “Our focus going forward is to continue to provide superior quality products and services, while we work to further strengthen and profitably grow our core seating, electrical distribution and electronic businesses.”

                Net sales in core businesses were up from the prior year, primarily reflecting the addition of new business outside of North America and favorable foreign exchange, offset in part by unfavorable platform mix in North America. Operating performance improved from the year-earlier results, reflecting the Company’s cost improvement actions and restructuring initiative, as well as benefits from new business outside of North America.

                In the seating segment, operating margins improved, reflecting favorable cost performance from restructuring and ongoing efficiency actions, selective vertical integration and the benefit of new business globally. In the electrical and electronic segment, operating margins declined, reflecting unfavorable net pricing and the roll-off of several key programs in North America.

                Lear reported net income of $41.0 million, or $0.52 per share, for the third quarter of 2007. This compares with a net loss of $74.0 million, or $1.10 per share, for the third quarter of 2006.

                Free cash flow in the third quarter of 2007 was $90.8 million as compared to negative $48.2 million in the third quarter of 2006. The improvement reflects primarily the divestiture of the Interior business and an improvement in core operating earnings. (Net cash provided by (used in) operating activities was $62.0 million in the third quarter of 2007 as compared to $(8.1) million in the third quarter of 2006. A reconciliation of free cash flow to net cash provided by (used in) operating activities is provided in the supplemental data pages.)

                During the third quarter, the Company continued to make solid progress on its global restructuring initiative, primarily further actions related to achieving a lower-cost global footprint. Lear is also aggressively expanding its business in Asia and with Asian automakers globally and, along with its affiliates, was awarded several new Asian programs during the third quarter, totaling about $245 million annually.

                In addition, Lear was recently honored with the Environmental Innovation Award 2007 from the Institute of Transport Management for developing SoyFoam™, an environmentally friendly soybean oil-based, flexible foam material currently in production for the seating program on the 2008 Ford Mustang.

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Full-Year 2007 Outlook

                Summarized below is the revised 2007 financial outlook for Lear’s core businesses. The outlook excludes results for the divested Interior business for the full year. On this basis, Lear expects 2007 net sales of approximately $15 billion. This is unchanged from the prior outlook. Lear now anticipates 2007 core operating earnings in the range of $680 million. This is up from the last full-year outlook, reflecting lower production risk and more favorable operating performance.

                Restructuring costs in 2007 are estimated to be about $125 million.

                Interest expense is estimated to be approximately $200 million. Pretax income before restructuring costs and other special items is estimated in the range of $430 million. Tax expense is expected to be approximately $135 million, depending on the mix of earnings by country.

                Capital spending in 2007 is estimated at approximately $200 million, down $35 million from the prior outlook, reflecting primarily program timing and spending efficiencies. Depreciation and amortization expense is estimated at about $300 million. Free cash flow is expected to be positive at about $350 million for the year. This is up from the prior outlook, reflecting higher earnings and lower capital spending.

                Key assumptions underlying Lear’s full-year 2007 financial outlook include expectations for industry vehicle production of approximately 15.0 million units in North America and 19.7 million units in Europe. In addition, we are assuming an exchange rate of $1.35/Euro.

Preliminary 2008 Outlook

                Our preliminary financial outlook for 2008 is based on the following key assumptions. We expect industry vehicle production in North America to be generally in-line with our 2007 outlook and in Europe to be up slightly from our 2007 outlook. In North America, we are forecasting moderately unfavorable platform mix, reflecting lower production of high-content full-size pick-up trucks and large SUVs. We also are assuming an exchange rate of $1.40/Euro.

                Based on these assumptions, we forecast 2008 net sales and core operating earnings, excluding restructuring-related costs, roughly in line with our 2007 outlook.

                See “Forward-Looking Statements” on page 5 of this press release.

                Lear Corporation will hold a conference call to review the Company’s third-quarter 2007 financial results and related matters on Tuesday, November 6, 2007, at 9:00 a.m. ET. To participate in the conference call, dial 1-800-789-4751 (domestic)

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or 1-706-679-3323 (international). You may also listen to the live audio webcast of the call, in listen-only mode, on the corporate website at www.lear.com. The audio replay will be available two hours following the call at 1-800-642-1687 for domestic calls and 1-706-645-9291 for international calls. The audio replay will be available until November 20, 2007 (Conference I.D. 15653814).

Non-GAAP Financial Information

                In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the Company has provided information regarding “income before interest, other expense, income taxes, restructuring costs and other special items, excluding the divested Interior business” (core operating earnings), “pretax income before restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, state and local non-income taxes, foreign exchange gains and losses, fees associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.

                Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and pretax income before restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.

            Core operating earnings, pretax income before restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and

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therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

                For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at http://www.lear.com. Given the inherent uncertainty regarding special items, other expense and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

                This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers and other risks described from time to time in the Company’s Securities and Exchange Commission filings.

                The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or

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clarify them to reflect events, new information or circumstances occurring after the date hereof.

                Lear Corporation is one of the world’s largest suppliers of automotive seating systems, electrical distribution systems and electronic products. Lear’s world-class products are designed, engineered and manufactured by a diverse team of more than 90,000 employees at 236 facilities in 33 countries. Lear’s headquarters are in Southfield, Michigan. Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

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Lear Corporation and Subsidiaries
Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended

	September 29, 2007	September 30, 2006

Net sales	$3,574.6	$4,069.7

Cost of sales	3,307.3	3,882.9
Selling, general and administrative expenses	159.3	158.0
Divestiture of Interior business	(17.1)	28.7
Interest expense	47.5	56.6
Other expense, net	17.5	9.4

Income (loss) before income taxes	60.1	(65.9)
Income tax provision	19.1	8.1

Net income (loss)	$41.0	$(74.0)

Basic net income (loss) per share	$0.53	$(1.10)

Diluted net income (loss) per share	$0.52	$(1.10)

Weighted average number of shares outstanding
Basic	77.0	67.4

Diluted	78.4	67.4

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Lear Corporation and Subsidiaries
Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Nine Months Ended

	September 29, 2007	September 30, 2006

Net sales	$12,136.0	$13,558.4

Cost of sales	11,220.2	12,868.3
Selling, general and administrative expenses	428.6	493.9
Goodwill impairment charge	—	2.9
Divestiture of Interior business	7.8	28.7
Interest expense	150.3	157.5
Other expense, net	42.8	26.7

Income (loss) before income taxes and cumulative effect of a change in accounting principle	286.3	(19.6)
Income tax provision	71.8	45.8

Income (loss) before cumulative effect of a change in accounting principle	214.5	(65.4)

Cumulative effect of a change in accounting principle	—	2.9

Net income (loss)	$214.5	$(62.5)

Basic net income (loss) per share
Income (loss) before cumulative effect of a change in accounting principle	$2.80	$(0.97)
Cumulative effect of a change in accounting principle	—	0.04

Basic net income (loss) per share	$2.80	$(0.93)

Diluted net income (loss) per share
Income (loss) before cumulative effect of a change in accounting principle	$2.74	$(0.97)
Cumulative effect of a change in accounting principle	—	0.04

Diluted net income (loss) per share	$2.74	$(0.93)

Weighted average number of shares outstanding
Basic	76.7	67.3

Diluted	78.2	67.3

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Lear Corporation and Subsidiaries
Consolidated Balance Sheets

(In millions)

	September 29, 2007	December 31, 2006

	(Unaudited)	(Audited)

ASSETS
Current:
Cash and cash equivalents	$602.0	$502.7
Accounts receivable	2,439.3	2,006.9
Inventories	635.1	581.5
Current assets of business held for sale	—	427.8
Other	329.1	371.4

	4,005.5	3,890.3

Long-Term:
PP&E, net	1,367.6	1,471.7
Goodwill, net	2,039.0	1,996.7
Other	532.6	491.8

	3,939.2	3,960.2

Total Assets	$7,944.7	$7,850.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$12.2	$39.3
Accounts payable and drafts	2,469.8	2,317.4
Accrued liabilities	1,251.5	1,099.3
Current liabilities of business held for sale	—	405.7
Current portion of long-term debt	103.6	25.6

	3,837.1	3,887.3

Long-Term:
Long-term debt	2,351.6	2,434.5
Long-term liabilities of business held for sale	—	48.5
Other	823.3	878.2

	3,174.9	3,361.2

Stockholders’ Equity	932.7	602.0

Total Liabilities and Stockholders’ Equity	$7,944.7	$7,850.5

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Lear Corporation and Subsidiaries Supplemental Data (Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended

	September 29, 2007	September 30, 2006

Net Sales
North America	$1,559.0	$2,244.5
Europe	1,556.9	1,444.1
Rest of World	458.7	381.1

Total	$3,574.6	$4,069.7

Net Sales - Core Businesses
North America	$1,559.0	$1,661.3
Europe	1,556.9	1,280.1
Rest of World	458.7	374.2

Total	$3,574.6	$3,315.6

Content Per Vehicle *
North America	$443	$660
North America - core businesses	$443	$489
Europe	$359	$338
Europe - core businesses	$359	$300

Free Cash Flow **
Net cash provided by (used in) operating activities	$62.0	$(8.1)
Net change in sold accounts receivable	74.6	43.7

Net cash provided by operating activities before net change in sold accounts receivable	136.6	35.6
Capital expenditures	(45.8)	(83.8)

Free cash flow	$90.8	$(48.2)

Depreciation and Amortization	$70.7	$98.1

Core Operating Earnings **
Pretax income (loss)	$60.1	$(65.9)
Interest expense	47.5	56.6
Other expense, net	17.5	9.4
Restructuring costs and other special items -
Divestiture of Interior business	(17.1)	28.7
Costs related to restructuring actions	37.3	17.4
Costs related to merger transaction	25.1	—
Less: Interior business	—	53.9

Core operating earnings	$170.4	$100.1

*	Content Per Vehicle for 2006 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.
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Lear Corporation and Subsidiaries Supplemental Data (Unaudited; in millions, except content per vehicle and share data)

	Nine Months Ended

	September 29, 2007		September 30, 2006

Net Sales
North America	$5,694.0		$7,600.8
Europe	5,114.1		4,834.4
Rest of World	1,327.9		1,123.2

Total	$12,136.0		$13,558.4

Net Sales - Core Businesses
North America	$5,082.0		$5,624.3
Europe	5,046.1		4,255.6
Rest of World	1,319.0		1,099.3

Total	$11,447.1		$10,979.2

Content Per Vehicle *
North America	$501		$653
North America - core businesses	$447		$483
Europe	$347		$333
Europe - core businesses	$342		$293

Free Cash Flow **
Net cash provided by operating activities	$309.5		$106.1
Net change in sold accounts receivable	67.3		23.7

Net cash provided by operating activities before net change in sold accounts receivable	376.8		129.8
Capital expenditures	(114.1)		(268.5)

Free cash flow	$262.7		$(138.7)

Depreciation and Amortization	$220.9		$299.4

Basic Shares Outstanding at end of quarter	77,093,489		67,373,554

Diluted Shares Outstanding at end of quarter ***	78,502,234		67,373,554

Core Operating Earnings **
Pretax income (loss)	$286.3		$(19.6)
Interest expense	150.3		157.5
Other expense, net	38.9	****	58.0	****
Restructuring costs and other special items -
Costs related to divestiture of Interior business	17.8		28.7
Fixed asset impairment charges related to Interior business	—		9.2
Goodwill impairment charge related to Interior business	—		2.9
Costs related to restructuring actions	87.9		57.2
U.S. salaried pension plan curtailment gain	(36.4)		—
Costs related to merger transaction	36.8		—
(Gain) loss on joint venture transactions	3.9		(26.9)
Less: Interior business	(15.6)		129.7

Core operating earnings	$569.9		$396.7

*	Content Per Vehicle for 2006 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	Calculated using stock price at end of quarter. Excludes certain shares related to outstanding convertible debt, as well as certain options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.

****	Reported 2007 and 2006 other expense, net of $42.8 million and $26.7 million, respectively, include (gains) losses of $3.9 million and ($31.3) million, respectively, related to restructuring costs and other special items detailed above.
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